Exhibit 31.1
CERTIFICATION
OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, James G. Carlson, President and Chief Executive Officer of AMERIGROUP Corporation, certify that:
1.	I have reviewed this Quarterly Report on Form 10-Q/A for the three and nine month periods ended September 30, 2007 of AMERIGROUP Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the periods covered by this report;

3.	[Omitted].

4.	[Omitted].

5.	[Omitted].
Paragraphs 3 through 5, omitted here, are included in Exhibit 31.1 to the Quarterly Report on Form 10-Q filed by AMERIGROUP Corporation on November 2, 2007.

Date:	December 21, 2007	/s/ JAMES G. CARLSON
James G. Carlson
President and Chief Executive Officer